EXHIBIT 99.1

                        BUCYRUS INTERNATIONAL, INC.
                    ANNOUNCES SUMMARY UNAUDITED RESULTS
          FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004
  ______________________________________________________________________

     South Milwaukee, Wisconsin - February 3, 2005 - Bucyrus International, Inc. today announced its summary unaudited results for the three and twelve months ended December 31, 2004. The following are the summary unaudited results for these periods. References to "Bucyrus" and the "Company" refer to Bucyrus International, Inc. and its consolidated subsidiaries.

                                                     For the three months              For the twelve months
                                                      ended December 31,                ended December 31,
Dollars in thousands, except per share amounts      2004             2003             2004             2003
Consolidated Statements of Operations:
Sales.........................................    $128,582         $105,106         $454,186         $337,695
Cost of products sold.........................     100,974           84,643          357,819          268,162
                                                  ________         ________         ________         ________

Gross profit..................................      27,608           20,463           96,367           69,533
Selling, general and administrative expenses..      11,551           12,541           53,050           42,747
Research and development expenses.............       1,715            1,366            5,619            4,594
Amortization of intangible assets.............         582              412            1,817            1,647
                                                  ________         ________         ________         ________

Operating earnings............................      13,760            6,144           35,881           20,545

Interest expense..............................       1,202            4,353           11,547           17,687
Other expense - net...........................         791              255            1,658              856
Loss on extinguishment of debt (1)............           -                -            7,316                -
                                                  ________         ________         ________         ________

Earnings before income taxes..................      11,767            1,536           15,360            2,002

Income tax expense............................       5,289            1,792            9,276            5,583
                                                  ________         ________         ________         ________

Net earnings (loss)...........................    $  6,478         $   (256)        $  6,084         $ (3,581)


Net earnings (loss) per share:

  Basic:

    Net earnings (loss) per share.............      $  .32           $ (.02)          $  .39           $ (.31)


    Weighted average shares...................  19,999,577       12,058,400       15,464,861       11,710,312


  Diluted:

    Net earnings (loss) per share.............      $  .31           $ (.02)          $  .38           $ (.31)


    Weighted average shares...................  20,727,454       12,058,400       16,147,700       11,710,312


Other Financial Data:
EBITDA (2)....................................    $ 16,575         $  9,311         $ 48,162         $ 33,086
AIP management fee and expenses (3)...........           -              522            1,182            3,185
Non-cash stock compensation expense...........          45            1,162           10,076            1,792
Restructuring charges (severance).............         169              150              370              571
Loss on sale of fixed assets..................          14              147              287              626
Secondary offering expenses...................         602                -              602                -
____________________

<FN1>
(1)  Includes prepayment penalty and write-off of deferred financing costs related to the Company's 9.75%
     Senior Notes which were retired upon completion of the Company's initial public equity offering on
     July 28, 2004.
<FN2>
(2)  EBITDA is defined as earnings (loss) before interest, loss on extinguishment of debt, income taxes, depreciation and amortization.  EBITDA, a measure used by management to measure liquidity and performance, is reconciled to net earnings (loss) and net cash provided by operating activities in the following table.  The Company's management believes EBITDA is useful to the investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, and does not purport to be an alternative to net earnings (loss) as an indicator of operating performance or to net cash provided by operating activities as a measure of liquidity.
     Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.  The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company's debt instruments.  The definition of EBITDA used in the Company's debt instruments is further adjusted for certain cash and non-cash charges and is used to determine compliance with financial covenants and the Company's ability to engage in certain activities such as incurring additional debt and making certain payments.




                                                     For the three months              For the twelve months
                                                      ended December 31,                ended December 31,
Dollars in thousands                                2004             2003             2004             2003
Net earnings (loss)..........................     $  6,478         $   (256)        $  6,084         $ (3,581)
Interest income..............................          (53)             (94)            (316)            (322)
Interest expense.............................        1,202            4,353           11,547           17,687
Income taxes.................................        5,289            1,792            9,276            5,583
Depreciation.................................        2,833            2,748           11,061           10,831
Amortization.................................          826              768            3,194            2,888
Loss on extinguishment of debt...............            -                -            7,316                -
                                                  ________         ________         ________         ________

EBITDA.......................................       16,575            9,311           48,162           33,086

Changes in assets and liabilities............       (4,032)           6,460          (25,862)          10,382
Non-cash stock compensation expense..........           45            1,162           10,076            1,792
Loss on sale of fixed assets.................           14              147              287              626
Interest income..............................           53               94              316              322
Interest expense.............................       (1,202)          (4,353)         (11,547)         (17,687)
Income tax expense...........................       (5,289)          (1,792)          (9,276)          (5,583)
Secondary offering expenses..................          602                -              602                -
                                                  ________         ________         ________         ________

Net cash provided by operating activities....     $  6,766         $ 11,029         $ 12,758         $ 22,938


<FN3>
(3)  Excludes fees paid to American Industrial Partners ("AIP") or its affiliates and advisors for services performed for the Company outside the scope of the Management Services Agreement for the three months ended December 31, 2004 and 2003 and the twelve months ended December 31, 2004 and 2003 of $0,
     $44,000, $107,000 and $285,000, respectively.  This Management Services Agreement was terminated in
     July, 2004.




                                                         December 31,
Dollars in thousands                                  2004          2003

Consolidated Balance Sheets
Assets
Cash and cash equivalents......................      $ 20,617    $  6,075
Receivables-net................................        90,802      73,111
Inventories.....................................      110,815     115,898
Deferred income tax assets.....................         9,607           -
Prepaid expenses and other current assets......         7,205       8,209
                                                     ________    ________

  Total current assets.........................       239,046     203,293
                                                     ________    ________

Goodwill.......................................        47,306      55,860
Intangible assets-net..........................        36,935      35,724
Deferred income tax assets.....................         7,651           -
Other assets...................................         8,191       9,833
                                                     ________    ________

                                                      100,083     101,417
                                                     ________    ________

Property, plant and equipment..................        53,680      57,433
                                                     ________    ________

                                                     $392,809    $362,143

Liabilities and Common Shareholders' Investment
Accounts payable and accrued expenses..........      $ 59,446    $ 59,591
Liabilities to customers on uncompleted
  contracts and warranties.....................         8,221      19,030
Income taxes...................................         2,880       4,314
Borrowings under senior secured revolving
  credit facility and other short-term
  obligations..................................           296      37,420
Current maturities of long-term debt...........         6,046         376
                                                     ________    ________

  Total current liabilities....................        76,889     120,731
                                                     ________    ________

Postretirement benefits........................        13,700      13,130
Deferred expenses, pension and other...........        38,242      33,249
Payable to AIP.................................             -      31,337
                                                     ________    ________

                                                       51,942      77,716
                                                     ________    ________

Long-term debt.................................        96,910     153,973
                                                     ________    ________

Common shareholders' investment................       167,068       9,723
                                                     ________    ________

                                                     $392,809    $362,143

     The results for the three months ended December 31, 2004 include an increase in sales of $23.5 million or 22.3% as compared to the three months ended December 31, 2003. New machine sales were $46.5 million, an increase of $22.3 million or 92.2% from $24.2 million for the three months ended December 31, 2003, and aftermarket parts and service sales were $82.1 million, an increase of $1.2 million or 1.4% from $80.9 million for the three months ended December 31, 2003. The results for the twelve months ended December 31, 2004 include an increase in sales of $116.5 million or 34.5% as compared to the twelve months ended December 31, 2003. New machine sales were $132.8 million, an increase of $67.2 million or 102.6% from $65.6 million for the twelve months ended December 31, 2003, and aftermarket parts and service sales were $321.4 million, an increase of $49.3 million or 18.1% from $272.1 million for the twelve months ended December 31, 2003. The higher level of sales for both the three and twelve months ended December 31, 2004 as compared to prior year periods resulted from an increase in customer discretionary spending and equipment utilization, primarily due to higher commodity prices. In addition, aftermarket sales have increased due to the Company's initiatives and strategies to capture additional market share. The Company achieved operating earnings of $13.8 million for the three months ended December 31, 2004 and $35.9 million for the twelve months ended December 31, 2004. Operating earnings for the three month and twelve month periods ended December 31, 2004 included non-cash stock compensation expense of $45,000 and $10.1 million, respectively. Operating earnings for the three and twelve month periods ended December 31, 2004 increased from 2003 primarily due to increased gross profit resulting from increased sales volume. The improvement for the twelve months ended December 31, 2004 was partially offset by the increase in non-cash stock compensation expense.

     Interest expense for the three and twelve months ended December 31, 2004 decreased $3.2 million and $6.1 million, respectively, compared to prior year periods. The decrease in interest expense was due to reduced borrowings as well as the refinancing that was effective with the completion of the Company's initial public equity offering on July 28, 2004.

     As of December 31, 2004, the Company's total backlog was $436.3 million, $231.5 million of which was expected to be recognized within twelve months of such date. This represents a 68.0% and 61.8% increase from the September 30, 2004 total backlog of $259.8 million and twelve months backlog of $143.1 million, respectively, and an 86.7% and 89.3% increase from the December 31, 2003 total backlog of $233.6 million and twelve months backlog of $122.3 million, respectively. The increase from September 30, 2004 and December 31, 2003 was primarily due to an increase in both new machine orders and aftermarket parts and service orders.

     As of December 31, 2004, the Company had aggregate outstanding indebtedness of $103.3 million. The Company had no borrowings under its revolving credit facility as of December 31, 2004 and cash and cash equivalents were $20.6 million as of that date.

     Bucyrus is one of the world's leading manufacturers of large-scale excavation equipment used in surface mining. Bucyrus machines are used throughout the world by customers mining copper, coal, oil sands, iron ore and other minerals. An important part of the Company's business consists of aftermarket sales in support of its large installed base (almost $10 billion based on estimated replacement value) of machines which have service lives from fifteen to forty years.



Statements contained in this press release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations and are made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Bucyrus' actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements.

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